EMPLOYMENT AGREEMENT

           AGREEMENT, dated this 17th day of October, 1997 (the "Agreement"), among J. Crew Group, Inc., a New York Corporation (the "Parent") and its operating subsidiary J. Crew Operating Corp. (the "Subsidiary" and collectively with the Parent, the "Employer"), with offices at 625 Sixth Avenue, New York, New York, TPG Partners II, L.P. ("TPG II") (only with respect to
Section 2(c) herein) and Emily Woods (the "Employee").

           1.  Employment, Duties and Agreements.

           (a) The Employer hereby agrees to cause the Employee to be elected as Chairman of the Board of Directors of the Parent and to employ the Employee as Chief Executive Officer of the Parent and the Subsidiary and the Employee hereby accepts such positions and agrees to serve the Parent and the Subsidiary in such capacities during the employment period fixed by Section 3 hereof (the "Employment Period"). The Employee acknowledges that the title of Chief Executive Officer of the Parent and the Subsidiary may be given to another officer assuming a business/operations role if the Board of Directors of the Parent (the "Board") determines in its sole discretion that such action is necessary to recruit such other officer; provided that such other officer, as Chief Executive Officer, shall report to a committee of the Board consisting of no more than three members of which the Employee is the chairman, and the Employee and the Board shall from time to time mutually agree on the reporting relationships of any other senior officer of the Employer or any of its subsidiaries. The Employee shall report solely and directly to the Board. The Employee's duties and responsibilities shall be such duties and responsibilities as the Board may reasonably determine from time to time that are consistent with the above job titles. During the Employment Period, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions of the Board and all applicable policies and rules thereof as are consistent with the above job titles.

           (b) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote substantially all of her working time, energy and attention to the performance of her duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business and best interests of the Employer.

           (c) During the Employment Period and so long as the Employer shall not be in default of a material obligation hereunder, the Employee may not, without the prior written consent of the Employer, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any type of business or service (other than as an employee of the Employer), provided that it shall not be a violation of the foregoing for the Employee to (i) act or serve as a director, trustee, committee member or principal of any type of business or civic or charitable organization (including, without limitation, acting as a producer or executive producer of motion picture productions) and (ii) manage her personal, financial and legal affairs, so long as such activities (described in clauses

(i) and (ii)) do not interfere with the performance of her duties and responsibilities to the Employer as provided hereunder.

           2.  Compensation.

           (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of her obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month pursuant to the Employer's normal and customary payroll procedures, a base salary at the rate of $1,000,000 per annum (the "Base Salary"). The amount of the Base Salary shall be increased on each anniversary of the Effective Date during the Employment Period, to reflect the year-to-year increase, if any, as of the July 1 immediately preceding such Effective Date in the U.S. Consumer Price Index for All Urban Consumers, U.S. City Average, All Items, Unadjusted, as published by the U.S. Department of Labor, or in the absence of that index, the most comparable index then published and may be increased further in the absolute discretion of the Compensation Committee of the Board.

           (b) In addition to the Base Salary, during the Employment Period the Employee shall have an opportunity to earn an annual bonus (the "Bonus") in accordance with the terms of the J. Crew Operating Corp. Senior Executive Bonus Plan attached hereto as Exhibit A.

           (c) As of the Effective Date (as defined in Section 3 below), TPG II hereby grants to the Employee the option to purchase from TPG II shares of common stock of J. Crew Group, Inc. (the "Common Stock") equal to ten percent (10%) (the "10% Option") of the total outstanding shares of Common Stock determined immediately after the closing (the "Closing") of the transactions contemplated by the Recapitalization Agreement, dated July 22, 1997, among TPG II, J. Crew Group, Inc. and certain other persons (the "Recapitalization") at the same price per share of Common Stock as TPG II paid per share of Common Stock pursuant to the Recapitalization (the "TPG II Price"). Upon the exercise by the Employee of the 10% Option, the Employee shall be required to purchase from TPG II an amount of preferred stock of the Parent, at the same price and on the same terms as TPG II's purchase of preferred stock, the aggregate purchase price for which bears the same ratio to the aggregate purchase price paid by the Employee for Common Stock pursuant to the exercise of the 10% Option as the ratio of the aggregate purchase price paid by TPG II for the purchase of preferred stock bears to the aggregate purchase price paid by TPG II for the Common Stock in connection with the Recapitalization. The 10% Option provided in this Section 3(c) shall expire at the close of business on the thirtieth day after the Closing.

           (d) On January 1, 1998, the Employer shall grant the Employee 2915 restricted shares of Common Stock (the "Restricted Shares") and 393 shares of Common Stock (the "Additional Shares"). Such Additional Shares shall not be subject to the restrictions provided in this Section 2(d). The Restricted Shares shall vest as follows: 972 Restricted Shares on each of the third and fourth anniversaries of the Closing and 971 on the fifth anniversary of the Closing, provided that the Employee is still employed by the Employer on such date. Notwithstanding the foregoing, to the extent not yet granted, the Employer shall immediately grant the Restricted Shares and the Additional Shares, and all or any portion of the Restricted Shares not previously forfeited shall vest immediately upon the occurrence of a Change in Control (as defined in the J. Crew Group, Inc. 1997 Stock Option Plan) or the termination of the Employment Period by the Employer without Cause, by the Employee for Good Reason, or by reason of the Employee's death or Disability. If the Employment Period terminates for any other reason, the Restricted Shares which have not vested on such date of termination shall be forfeited by the Employee and returned to the Employer. Notwithstanding anything to the contrary in the Stockholders' Agreement, the certificates representing the Restricted Shares shall be held in custody by the Employer until the vesting thereof and shall not be transferred until such shares become vested as provided herein. All cash, securities and other property paid or otherwise distributed with respect to the Restricted Shares which have not vested shall be held in custody by the Employer and shall be subject to the same vesting, forfeiture and distribution rules described above with respect to the Restricted Shares related thereto. In addition, the Employee shall be entitled to direct the Employer as to the manner in which the Restricted Shares held in custody by the Employer shall be voted.

           (e) In connection with the grant of the Restricted Shares, the Employee shall make an election prior to January 30, 1998 to include in gross income on the date of the grant the value of the Restricted Shares on such date pursuant to Section 83(b) (the "Section 83(b) Election") of the Internal Revenue Code of 1986, as amended. Upon notification from the Employee that the
Section 83(b) Election has been made, the Employer shall pay the appropriate depository an amount equal to the Employee's federal, state and local income and payroll tax withholding obligations with respect to (i) the value of the Restricted Shares (the "Restricted Share Value"), which value shall be equal to the TPG II Price unless otherwise mutually agreed by the parties, (ii) the value of the Additional Shares (the "Additional Share Value"), which value shall be equal to the TPG II Price unless otherwise mutually agreed by the parties and (iii) the income required to be recognized by the Employee as a result of the payment by the Employer of such withholding obligations, in each case based on withholding rates determined by the Employer in its discretion and in compliance with applicable law (such sum paid by the Employer hereinafter referred to as the "Withholding Amount"). At least thirty days before the Employee's due date for 1998 Federal income taxes, the Employee shall provide a certificate to the Employer in which the Employee shall represent to the Employer the Employee's highest marginal income tax rate applicable to her actual income with respect to each of her federal, state and local income taxes for 1998. The "Stock Gross-Up Payment" shall be determined by an accounting firm mutually agreed upon by the parties (whose expenses will be paid by the Employer) and shall equal an amount such that, after payment of all federal, state and local income and payroll taxes ("Taxes") on the Stock Gross-Up Payment, the Employee will retain an amount sufficient to pay all Taxes that she is required to pay as a result of the grant of the Restricted Shares, the Section 83(b) Election and the grant of Additional Shares. The calculation of the amount of the Stock Gross-Up Payment shall (i) take into account any marginal deduction with respect to the Employee's Federal income tax liability for state and local income taxes paid with respect to the grant of Restricted Shares, Additional Shares and the Stock Gross-Up

Payment to which the Employee will be entitled, and (ii) notwithstanding the time of year in which any payments are made hereunder by the Employer, be based on payroll taxes on income in excess of $100,000. The determination of the accounting firm shall be final and binding upon the Employee and the Employer. After the accounting firm notifies the Employer of the amount of the Stock Gross-Up Payment and no later than fifteen days prior to the Employee's due date for her 1998 Federal income taxes, the Employer shall pay the Employee the excess, if any, of the Stock Gross-Up Payment over the Withholding Amount or the Employee shall pay the Employer the excess, if any, of the Withholding Amount over the Stock Gross-Up Payment, as applicable. The Withholding Amount and the Stock Gross-Up Payment, if any, shall be paid by the Employer notwithstanding any termination of the Employee's employment hereunder.

           (f) All shares of Common Stock and preferred stock of
J. Crew Group, Inc. and all other securities issued in connection with the Recapitalization and acquired by the Employee under this Agreement or otherwise shall be subject to the Stockholders' Agreement attached hereto as Exhibit B.

           (g) During the Employment Period, the Employee shall be entitled to the following expense reimbursement and additional benefits and perquisites:

                (i) reimbursement of travel expenses (with regard to air travel, on the Concorde where available or otherwise in first class), including with spouse where appropriate and as reasonably agreed between the Employer and the Employee;

                (ii) cellular and home business telephone lines;

                (iii) a leased car, including a driver as needed by the Employee;

                (iv) reimbursement of reasonable tax, investment management and legal services fees;

                (v) reimbursement of entertainment expenses which are reasonably expected to benefit the Employer;

                (vi) the provision of J. Crew Brand clothing
(including for the Employee's spouse); and

                (vii) an additional payment (a "Reimbursement Gross-Up Payment") relating to the federal, state and local income and payroll taxes incurred by the Employee with respect to amounts required to be recognized as income for Federal income tax purposes by the Employee as a result of reimbursements provided in clauses (i) through (vi) of this Section 2(g) (the "Gross-Up Expenses"). The amount of Gross-Up Expenses shall be determined by an accounting firm mutually agreed upon by the Employee and the Employer (and whose expenses will be paid by the Employer) and shall reflect that firm's determination of the amount that should be includible in income by the Employee with respect to clauses (i) through (vi) of this

Section 2(g). At least thirty days before the Employee's due date for her Federal income taxes with respect to each calendar year, the Employee shall provide a certificate to the Employer in which the Employee shall represent to the Employer the highest marginal income tax rate applicable to her actual income with respect to each of her federal, state and local income taxes for such year. The "Reimbursement Gross-Up Payment" for each calendar year shall be determined by an accounting firm mutually agreed upon by the parties (whose expenses will be paid by the Employer) and shall equal an amount such that, after payment of all Taxes on the Reimbursement Gross-Up Payment, the Employee will retain an amount sufficient to pay all Taxes that she is required to pay as a result of the reimbursement of the Gross-Up Expenses. The calculation of the amount of the Reimbursement Gross-Up Payment shall (i) take into account any marginal deduction with respect to the Employee's Federal income tax liability for state and local income taxes paid with respect to the Gross-Up Expenses to which the Employee will be entitled, and (ii) notwithstanding the time of year in which any payments are made hereunder by the Employer, be based on payroll taxes on income in excess of $100,000. The determination of the accounting firm shall be final and binding upon the Employee and the Employer. After the accounting firm notifies the Employer of the amount of the Reimbursement Gross-Up Payment and no later than fifteen days prior to the Employee's due date for paying her Federal income taxes for such year, the Employer shall pay the Employee the Reimbursement Gross-Up Payment. The Reimbursement Gross-Up Payment shall be paid by the Employer notwithstanding any termination of the Employee's employment hereunder.

                (h) During the Employment Period: (i) the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Employer and its affiliated companies which are made available generally to other executive officers of the Employer and its affiliated companies (for the avoidance of doubt, such savings and retirement plans, practices, policies and programs shall exclude any incentive compensation plan, practice, policy or program, including without limitation equity-based compensation and cash bonus plans); and
(ii) the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies (including, without limitation, medical, prescription, dental, disability, the Employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) which are made available generally to other executive officers of the Employer and its affiliated companies (for the avoidance of doubt, such plans, practices, policies or programs shall not include any plan, practice, policy or program which provides benefits in the nature of severance or continuation pay). Without limiting the generality of the foregoing, the Employer shall review its executive disability insurance program with the Employee, with the goal of providing the Employee with a long-term disability benefit equal to two-thirds of the Employee's base salary in the event of permanent disability to the extent such insurance is reasonably available in the market (it being understood that the Employer will use its reasonable efforts to purchase such a disability policy). The term "affiliated companies" means all companies controlled by, controlling or under common control with the Employer.

           (i) During the Employment Period, the Employee shall be entitled to paid vacation of at least five weeks per year. The ability to carry forward vacation time shall be subject to the Employer's vacation policy applicable generally to executive officers of the Employer as in effect from time to time.

           (j) The Employer shall promptly reimburse the Employee for all reasonable business expenses upon the presentation of statements of such expenses in accordance with the Employer's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Employer.

           (k) During the Employment Period, the Employer shall furnish the Employee with office space, stenographic and secretarial assistance and such other incidental facilities and services as provided to the Employee immediately prior to the date hereof, provided that such services are substantially related to the Employee's employment hereunder.

           3.  Employment Period.

           The Employment Period shall commence on the date of the Closing (the "Effective Date") and shall terminate on the day preceding the fifth anniversary of the Effective Date (the "Scheduled Termination Date"); provided, however, that the Employee's employment hereunder may be terminated during the Employment Period prior to the Scheduled Termination Date upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):

           (a) Death. The Employee's employment hereunder shall terminate upon her death.

           (b) Disability. The Employer shall be entitled to terminate the Employee's employment hereunder for "Disability" if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been unable to perform her duties hereunder for a period of six (6) consecutive months or for 180 days within any 365-day period, and within 30 days after written Notice of Termination for Disability is given following such 6-month or 180-day period, as the case may be, the Employee shall not have returned to the performance of her duties on a full-time basis.

           (c) Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean: (1) the willful and continued failure of the Employee substantially to perform the Employee's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Employee a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties; and (2) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Employer, shall not constitute Cause. Cause shall not exist unless and until the Employer has delivered to the Employee a copy of a resolution duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable but in no event less than thirty (30) days' notice to the Employee and an opportunity for the Employee, together with her counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee was guilty of the conduct set forth above and specifying the particulars thereof in detail. This Section 3(c) shall not prevent the Employee from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that the Employee has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

           (d) Good Reason. The Employee may terminate her employment hereunder for "Good Reason," for any of the following reasons enumerated in this Section 3(d) (and such termination shall be treated as if it were a termination by the Employer without Cause, and not a voluntary termination by the Employee):
(1) the assignment to the Employee of any duties inconsistent with paragraph (a) of Section 1 of this Agreement, or any other action by the Employer that results in a diminution in the Employee's position, authority, duties or responsibilities; (2) any purported termination of the Employee's employment by the Employer for a reason or in a manner not expressly permitted by this Agreement; or (3) any failure by the Employer to comply with Sections 2(a) through 2(e) and Section 12(d)(ii) of this Agreement, or any other material breach of this Agreement. Termination by the Employee pursuant to this Section 3(d) shall not be effective until the Employee delivers to the Board a written notice specifically identifying the conduct of the Employer which the Employee believes constitutes a reason enumerated in this Section 3(d) and the Employee provides the Board at least thirty (30) days to remedy such conduct.

           (e) Without Cause. The Employer may terminate the
Employee's employment hereunder without Cause.

           (f) Without Good Reason. The Employee may terminate her employment hereunder without Good Reason, provided that the Employee provides the Employer with notice of her intent to terminate without Good Reason at least three months in advance of the Date of Termination (as defined in Section 4 below). The Employee and the Employer shall mutually agree on the time, method and content of any public announcement regarding the Employee's termination of employment hereunder and neither the Employee nor the Employer shall make any public statements which are inconsistent with the information mutually agreed upon by the Employer and the Employee and the parties hereto shall cooperate with each other in refuting any public statements made by other persons, which are inconsistent with the information mutually agreed upon between the Employee and Employer as described above.

           4.  Termination Procedure.

           (a) Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee during the Employment Period (other than termination pursuant to Section 3(a)) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with Section 12(a). For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and shall attach any prior notices required under
Section 3.

           (b) Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by her death, the date of her death, (ii) if the Employee's employment is terminated pursuant to Section 3(b), thirty (30) days after Notice of Termination (provided that the Employee shall not have returned to the substantial performance of her duties on a full-time basis during such thirty (30) day period), (iii) if the Employee's employment is terminated pursuant to Section 3(f), a date specified in the Notice of Termination which is at least three months from the date of such notice as specified in such
Section 3(f); and if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days (or any alternative time period agreed upon by the parties) after the giving of such notice) set forth in such Notice of Termination.

           5.  Termination Payments.

           (a) Without Cause or for Good Reason. In the event of the termination of the Employee's employment during the Employment Period, by the Employer without Cause or by the Employee for Good Reason, the Employee shall be entitled to a payment, within ten (10) days following the Date of Termination, of the Employee's Base Salary through the Date of Termination (to the extent not theretofore paid), any accrued vacation pay, and any unreimbursed expenses under Section 2(h) (the "Accrued Obligations"), and to the continued payment of the Employee's Base Salary through the Scheduled Termination Date. The Employee shall also be entitled to payment of any earned but unpaid Bonus in respect of a Bonus Period ending prior to or coincident with the Date of Termination and a pro-rata Bonus determined pursuant to Section 3 of the Senior Executive Bonus Plan attached hereto as Exhibit A, and paid in accordance with such Bonus Plan. In addition, the Employee (and her spouse and dependents) shall be entitled to continued health and welfare insurance coverage at the levels provided in Section 2(h)(ii) until the earlier to occur of (i) the Scheduled Termination Date or (ii) the date the Employee becomes eligible for substantially similar benefits from a subsequent employer. The Employer shall have no additional obligations under this Agreement (other than as may be provided under Sections 9 or 10 hereof).

           (b) Cause, Death, Disability or Without Good Reason.
If the Employee's employment is terminated during the Employment
Period by the Employer for Cause, by the

Employee without Good Reason, or as a result of the Employee's death or Disability, the Employer shall pay the Accrued Obligations to the Employee or the Employee's estate or legal representative in the event of her death within thirty (30) days following the Date of Termination. The Employee shall also be entitled to any earned but unpaid Bonus in respect of a Bonus Period ending prior to or coincident with the Date of Termination determined pursuant to section 3 of the Senior Executive Bonus Plan attached hereto as Exhibit A, and paid in accordance with such Bonus Plan. The Employer shall have no additional obligations under this Agreement (other than as may be provided under Sections 9 or 10 hereof).

           6.  Non-exclusivity of Rights.

           Any vested benefits and other amounts that the Employee is otherwise entitled to receive under any employee benefit plan, policy, practice or program of the Employer or any of its affiliated companies shall be payable in accordance with such employee benefit plan, policy, practice or program as the case may be, except as explicitly modified by this Agreement.

           7.  Full Settlement; No Duty to Mitigate.

           The Employer's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Employer may have against the Employee or others; provided that this provision shall not apply with respect to any debt owed by the Employee to the Employer or any of its affiliates and shall not apply in the event the Employee's employment is terminated by the Employer for Cause under circumstances which may reasonably be expected to result in an economic loss to the Employer.

           In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether the Employee obtains other employment, except as provided in Section 5(a) herein.

           8.  Transactions with Affiliates.

           During the Employment Period, the Employer shall not engage in any transaction with an affiliate of TPG II without the consent of the Employee. The Employee's consent shall not be unreasonably withheld with respect to any proposed transaction which is on a commercially reasonable arm's length basis.

           9.  Legal Fees.

           (a) The Employer shall reimburse the Employee for reasonable attorneys' fees and expenses and other reasonable fees incurred in connection with the preparation of this Agreement not to exceed $200,000.


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


           (b) In the event of any contest or dispute between the Employer and the Employee with respect to this Agreement or the Employee's employment hereunder, each of the parties shall be responsible for their respective legal fees and expenses.

           10.  Indemnification.

           (a) General. The Employer agrees that if the Employee is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than any Proceeding related to any contest or dispute between the Employee and the Employer or any of its affiliates with respect to this Agreement or the Employee's employment hereunder, by reason of the fact that the Employee is or was a director or officer of the Employer, or any subsidiary of the Employer or is or was serving at the request of the Employer, as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Employee shall be indemnified and held harmless by the Employer to the fullest extent authorized by New York law. This Section 10(a) shall survive the termination of the Employment Period.

           (b) Expenses. As used in this Section 10 the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountant's fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

           11.  Non-Solicitation.

           (a) So long as the Employer is not in default of a material obligation hereunder, the Employee agrees not to offer employment to any employee of the Employer or any of its affiliates or attempt to induce any such employee to leave the employ of the Employer or any subsidiaries of the Employer prior to the second anniversary of the Date of Termination.

           (b) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Employer by reason of a failure by the Employee to perform any of her obligations under this Section 11. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the defense that any such remedy exists at law. This Section 11 shall survive the termination of the Employment Period.


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


12.  Miscellaneous.

           (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

           If to the Employer:

           J. Crew Group, Inc.
           625 Sixth Avenue
           Third Floor
           New York, NY 10011

           Attention:  Board of Directors and Secretary

           with a copy to:

           Paul Shim, Esq.
           Cleary, Gottlieb, Steen & Hamilton
           One Liberty Plaza
           New York, NY  10006

           If to the Employee:

           Ms. Emily Woods
           227 West 17th Street
           8th Floor
           New York, NY  10013

           with a copy to:

           Adam O. Emmerich, Esq.
           Wachtell, Lipton, Rosen & Katz
           51 West 52nd St.
           New York, NY  10019

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

           (b) This Agreement, along with the Stock Option Grant Agreements dated as of October 17, 1997 by and between the Employee and the Parent and the Stockholders' Agreement dated as of October 17, 1997 by and between the Employee and the Parent, constitute the entire agreement among the parties hereto with respect to the Employee's Employment, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's Employment.

           (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

           (d) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

           (ii) The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would have been required to perform it if no such succession had taken place. As used in the Agreement, "the Employer" shall mean both the Employer as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

           (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

           (f) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

           (g) This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK, without reference to its principles of conflicts of law.

           (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

           (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

           (j) Exhibit A hereto shall be subject to the provision of paragraphs (a), (c), (d), (f), (g) and (i) of this Section 12.

           IN WITNESS WHEREOF, the parties have executed this Agreement, except that TPG II is only a party to this Agreement with respect to its obligations under Section 2(c) hereof, as of the date first written above.

                                    J. CREW GROUP, INC.


                                    -------------------------------
                                    Name:
                                    Title:



                                    J. CREW OPERATING CORP.


                                    -------------------------------
                                    Name:
                                    Title:


                                    TPG Partners II, L.P.


                                    -------------------------------
                                    Name:
                                    Title:


                                    -------------------------------
                                    Emily Woods

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